PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(3)
(To Prospectus Supplement dated December 8, 2016)	Registration No. 333-205444

CEL-SCI CORPORATION
Series DD Warrants

On June 7, 2017, the Company extended the expiration date of its Series DD Warrants by one month from June 8, 2017 to July 10, 2017. The Series DD warrants were issued as part of a financing on December 8, 2016. The warrant exercise price of $0.18, as well as other terms of the warrant, will remain unchanged.

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Prospectus Supplement dated June 7, 2017